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                                                                   EXHIBIT 10.14

January 24, 2005

The Board of Directors

Gentlemen:

As requested by the Board, I hereby resign as Executive Vice President and Chief Operating Officer of Applied Innovation Inc. (Applied), and any other offices I may hold with Applied or any of its subsidiaries effective this date. The Board has provided no reason why it has asked for my resignation.

I understand that this resignation will be treated as a termination without cause by Applied and that I shall be entitled to the severance benefit provided under Section 9(d) of my Employment Agreement dated February 23, 2004. I further understand that the Board will consider my request for additional severance benefits commensurate with other executives who have departed Applied in the past several years.

Sincerely,


/s/ Michael P. Keegan
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Michael P. Keegan


Accepted and agreed to as of
January 24, 2005 by

Applied Innovation Inc.


/s/ William H. Largent
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By: William H. Largent
    President and Chief Executive Officer